                                                                       EXHIBIT 2


                                                June 27, 2001

Life Insurance Company of the Southwest
National Life Drive
Montpelier, Vermont  05604


Dear Sirs:

         This opinion is furnished in connection with the filing of Pre-Effective Amendment No. 1 to a Registration Statement on Form S-6 ("Registration Statement") under the Securities Act of 1933, as amended, of LSW Variable Life Insurance Account (the "Separate Account") and Life Insurance Company of the Southwest ("LSW"), covering an indefinite amount of premiums expected to be received under certain flexible premium adjustable benefit individual variable life insurance policies ("Policies") to be offered by LSW. Under the Policies, amounts will be allocated by LSW to the Separate Account as described in the prospectus included in the Registration Statement to support reserves for such Policies.

         In my capacities as Assistant General Counsel of National Life Insurance Company, the parent company of LSW, and as Assistant Secretary of LSW, I have examined all such corporate records of LSW and such other documents and laws as I consider appropriate as a basis for the opinion hereinafter expressed. Based upon such examination, I am of the opinion that:

         1. LSW is a corporation duly organized and validly existing under the laws of the State of Texas.

         2. The Separate Account has been duly created and is validly existing as a separate account pursuant to V.A.T.S. Insurance Code, art. 3.75.

         3. The portion of the assets to be held in the Separate Account equal to the reserves and other liabilities under the Policies is not chargeable with liabilities arising out of any other business LSW may conduct.

         4. The Policies have been duly authorized by LSW and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of LSW in accordance with their terms.

         I hereby consent to the use of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the S-6 Registration Statement and to the reference to my name under the heading "Legal Matters" in the prospectus.

                                                Very truly yours,

                                                /s/ D. Russell Morgan

                                                D. Russell Morgan
                                                Assistant General Counsel